UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2023

ICOSAVAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40655	82-3640549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1930 Boren Avenue, Suite 1000

Seattle, Washington 98101

(Address of principal executive offices) (Zip Code)

(206) 737-0085

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ICVX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 11, 2023, Icosavax, Inc., a Delaware corporation (the Company or Icosavax), entered into an Agreement and Plan of Merger (the Merger Agreement) with AstraZeneca Finance and Holdings Inc., a Delaware corporation (Parent), and Isochrone Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (Merger Sub), pursuant to which Merger Sub will conduct a cash tender offer (the Offer) to acquire any and all of the outstanding shares of the common stock, par value $0.0001 per share (the Shares), of the Company, for (i) $15.00 in cash per Share, subject to applicable withholding taxes and without interest (the Closing Amount), plus (ii) one contingent value right (each, a CVR) per Share, representing the right to receive a non-tradeable contingent payment of up to $5.00 in cash (the Closing Amount and one CVR, collectively, or any greater amount per Share that may be paid pursuant to the Offer, being hereinafter referred to as the Offer Price), subject to applicable withholding taxes and without interest, upon achievement of any of the milestones specified in, and on the other terms and subject to the other conditions set forth in, the CVR Agreement (as defined below).

At or prior to the time at which Merger Sub accepts the Shares tendered in the Offer for purchase, Parent and a rights agent mutually agreeable to Parent and the Company will enter into a contingent value rights agreement (the CVR Agreement), a form of which is attached to the Merger Agreement, governing the terms of the CVRs. Each CVR entitles the holder thereof to receive a cash payment of (i) $4.00, subject to applicable withholding taxes and without interest, if, and only if, the U.S. Food and Drug Administration (FDA) approves the Company’s candidate vaccine, IVX-A12, any vaccine incorporating IVX-A12, or any vaccine covered by the Company’s patent rights (each a Product) for use in the prevention of diseases or conditions caused by respiratory syncytial virus (RSV) and any disease or condition caused by human metapneumovirus (hMPV) or human parainfluenza virus 3, in an older adult population, regardless of whether such approved Product has FDA approval as a combination product for use in the prevention of additional other diseases or conditions prior to the sixth anniversary of the effective time of the Merger (as defined below) and (ii) $1.00, subject to applicable withholding taxes and without interest, if, and only if, a Selling Entity (as defined in the CVR Agreement) achieves $200 million cumulative net sales of all Products in the aggregate in the European Union, the United Kingdom and Canada prior to the seventh anniversary of the effective time of the Merger. The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by the full text of the CVR Agreement, a form of which is included as an annex to the Merger Agreement attached hereto as Exhibit 2.1 and which is incorporated by reference herein.

The Company’s Board of Directors (the Board) unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are advisable, fair to and in the best interests of the Company and its stockholders and declared it advisable for the Company to enter into the Merger Agreement, approved and declared advisable the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained in the Merger Agreement and the consummation of the Offer and the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained in the Merger Agreement, and recommended that the stockholders of the Company accept the Offer and tender their Shares to Merger Sub pursuant to the Offer.

The Offer, once commenced, will initially remain open for a minimum of 20 business days, subject to certain possible extensions on the terms set forth in the Merger Agreement (as it may be so extended, the Expiration Time). If at the applicable Expiration Time any of the conditions to the Offer have not been satisfied or waived, then Merger Sub may (and if requested by the Company, shall) extend the Offer for one or more consecutive periods of up to ten business days to permit the satisfaction of all Offer conditions, except that if the sole remaining unsatisfied Offer condition is the Minimum Condition (as defined below), Merger Sub will only be required to extend the Offer on up to three occasions of ten business days each.

Promptly following the consummation of the Offer, Merger Sub will merge with and into the Company (the Merger) pursuant to Section 251(h) of the Delaware General Corporation Law (the DGCL) with the Company as the surviving corporation (the Surviving Corporation).

Merger Sub’s obligation to purchase the Shares validly tendered and not validly withdrawn pursuant to the Offer is subject to the satisfaction or waiver of customary conditions, including, among others, (i) there being validly tendered and not validly withdrawn immediately prior to the Expiration Time a number of Shares that, together with any Shares held by Parent, Merger Sub or any of their direct or indirect wholly owned subsidiaries, represents at least one more Share than 50% of the total number of all then outstanding Shares as of immediately prior to the Expiration Time (the Minimum Condition), (ii) the absence of any law or order that prohibits consummation of the Offer or the Merger or that has the effect of making the Offer or Merger illegal, (iii) the accuracy of the representations and warranties of the Company contained in the Merger Agreement, subject to customary materiality standards, (iv) the Company’s compliance and performance in all material respects with its covenants and agreements contained in the Merger Agreement, other than any failure of compliance or performance which has been cured prior to the Effective Time (as defined below), and (v) the absence of any continuing event, development or circumstance that has occurred since the date of the Merger Agreement that has had or would reasonably be expected to have a material adverse effect on the Company, as well as other customary conditions set forth in Annex A to the Merger Agreement.

At the effective time of the Merger (the Effective Time), each Share that is issued and outstanding immediately prior to the Effective Time (other than Shares (i) owned by the Company, Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub prior to the Effective Time, (ii) irrevocably accepted for payment pursuant to the Offer, or (iii) held by any stockholder who is entitled to demand and has properly demanded the appraisal of such Shares in accordance with, and in compliance in all respects with, the DGCL) will be automatically canceled and extinguished and converted into the right to receive an amount in cash equal to the Offer Price (including the CVR), without interest and subject to applicable withholding (the Merger Consideration).

In addition, immediately prior to the Effective Time, (i) each Company stock option that has a per Share exercise price that is less than the $15.00 and that is outstanding as of immediately prior to the Effective Time will accelerate and become fully vested and will be automatically cancelled and terminated and converted into the right to receive from the Surviving Corporation (x) an amount in cash (without interest) equal to the product obtained by multiplying (I) the aggregate number of Shares underlying such Company stock option immediately prior to the Effective Time by (II) an amount equal to (A) $15.00 less (B) the per Share exercise price of such Company stock option, plus (y) one CVR with respect to each Share subject to such Company stock option immediately prior to the Effective Time; (ii) each Company stock option that has a per Share exercise price that is equal to or greater than $15.00 but less than $20.00 and that is outstanding as of immediately prior to the Effective Time will accelerate and become fully vested and will be automatically cancelled and terminated and converted into the right to receive from the Surviving Corporation an amount in cash (without interest), if any, equal to the product obtained by multiplying (x) the aggregate number of Shares underlying such Company stock option immediately prior to the Effective Time by (y) an amount equal to (I) the Per Share Value Paid (as defined in the Merger Agreement) as of the applicable Milestone Notice Date (as defined in the Merger Agreement) less (II) the per Share exercise price of such Company stock option less (III) any amount previously paid to the former holder of such Company stock option with respect to any previously achieved milestone to which the CVRs are subject; (iii) each Company stock option that has a per Share exercise price that is equal to or greater than $20.00 and that is outstanding as of immediately prior to the Effective Time will be automatically cancelled and terminated with no consideration therefor; (iv) each Company restricted stock unit award that is not subject to performance-based vesting conditions (RSU Award) and that is outstanding as of immediately prior to the Effective Time will accelerate and become fully vested and will be automatically cancelled and terminated and converted into the right to receive from the Surviving Corporation (x) an amount in cash (without interest) equal to the product obtained by multiplying (I) the aggregate number of Shares underlying such RSU Award immediately prior to the Effective Time by (II) $15.00, plus (y) one CVR with respect to each Share subject to such RSU Award immediately prior to the Effective Time; and (v) each Company restricted stock unit award that is subject to performance-based vesting conditions (PSU Award) that is outstanding as of immediately prior to the Effective Time will accelerate and become fully vested and will be automatically cancelled and terminated and converted into the right to receive from the Surviving Corporation (x) an amount in cash (without interest) equal to the product obtained by multiplying (I) the aggregate number of Shares underlying such PSU Award immediately prior to the Effective Time (assuming achievement in full of all performance objectives in respect of such PSU Award) by (II) $15.00, plus (y) one CVR with respect to each Share subject to such PSU Award immediately prior to the Effective Time, in each case with respect to clauses (i) through (v), which will be paid as soon as reasonably practicable following the Effective Time or the applicable Milestone Notice Date, as applicable (and in no event later than the next regularly scheduled payroll date that is not less than five business days following the Effective Time or seven business days following the applicable Milestone Notice Date, as applicable). All amounts payable in respect of these equity awards will be subject to applicable withholding taxes.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating the Company to continue to conduct its business in the ordinary course, to cooperate in seeking any required regulatory approvals and not to engage in certain specified transactions or activities without Parent’s prior consent, and that the parties will use reasonable best efforts to cause the Offer and the Merger to be consummated. In addition, subject to certain exceptions, the Company has agreed not to solicit, initiate, knowingly encourage or knowingly facilitate the submission or announcement of any acquisition proposals from third parties or take certain other restricted actions in connection therewith. Notwithstanding the foregoing, if the Company receives an acquisition proposal that did not result from a material breach of the non-solicitation provisions of the Merger Agreement, and the Board determines in good faith, after consultations with its outside legal counsel and financial advisor, that such proposal constitutes, or is reasonably likely to lead to, a transaction that would be more favorable to the Company’s stockholders than the Offer and the Merger (a Superior Proposal as further described and defined in the Merger Agreement), then the Company can participate in discussions and negotiations regarding such acquisition proposal if the failure to do so would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law, subject to the terms and conditions of the Merger Agreement.

The Merger Agreement also contains certain customary termination rights in favor of each of the Company and Parent, including the Company’s right, subject to certain limitations, to terminate the Merger Agreement in certain circumstances to accept a Superior Proposal and Parent’s right to terminate the Merger Agreement if the Board changes its recommendation that stockholders tender their Shares in the Offer (as further described in the Merger Agreement). In addition, either the Company or Parent may terminate the Merger Agreement if the Offer has not been consummated by June 11, 2024, subject to extension up to December 11, 2024 in certain specified circumstances. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $27,230,000. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $47,640,000 upon termination of the Merger Agreement under specified circumstances.

The foregoing description of the Merger Agreement and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this Report) and which is incorporated herein by reference. The Merger Agreement and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the SEC), and are also qualified in important part by a confidential disclosure schedule delivered by the Company to Parent in connection with the Merger Agreement. Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 8.01	Other Events.

Press Releases

On December 11, 2023, the Company issued a press release announcing positive topline interim results for its Phase 2 clinical study for IVX-A12. A copy of such press release has been furnished herewith as Exhibit 99.2 to this Report and is incorporated herein by reference.

Thereafter on December 11, 2023, the Company issued a press release regarding the execution of the Merger Agreement. A copy of such press release has been furnished herewith as Exhibit 99.3 to this Report and is incorporated herein by reference.

Support Agreements

In connection with the execution of the Merger Agreement, Parent entered into tender and support agreements (the Support Agreements) with certain of the Company’s stockholders, RA Capital Management, L.P., on behalf of itself and its affiliates, and Qiming U.S. Healthcare Fund II, L.P., under which the foregoing parties agreed, among other things, and subject to the terms thereof, to tender their Shares into the Offer. The Support Agreements will terminate upon certain circumstances, including termination of the Merger Agreement.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Support Agreement, a copy of which is filed as Exhibit 99.1 to this Report and incorporated herein by reference.

Additional Information and Where to Find It

The tender offer described above has not yet commenced. This communication is not an offer to buy nor a solicitation of an offer to sell any securities of Icosavax. The solicitation and the offer to buy shares of Icosavax’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that AstraZeneca PLC (AstraZeneca), Parent and Merger Sub intend to file with the SEC. In addition, Icosavax will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Once filed, investors will be able to obtain a free copy of these materials and other documents filed by AstraZeneca, Parent, Merger Sub and Icosavax with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by Icosavax under the “Investors & News” section of Icosavax’s website at www.icosavax.com.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT OF ICOSAVAX AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

Forward-Looking Statements

The Statements included above that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements. The forward-looking statements are based on Icosavax’s current beliefs and expectations and include, but are not limited to: statements regarding the planned completion of the transactions contemplated by the Merger Agreement and the timing thereof. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing and completion of the tender offer and the merger; uncertainties as to the percentage of Icosavax stockholders tendering their shares in the tender offer; the possibility that competing offers will be made; the possibility that various closing conditions for the tender offer or the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); risks that the milestones related to the contingent value rights are not achieved; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; risks related to diverting management’s attention from Icosavax’s ongoing business operations; the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability; potential changes in AstraZeneca’s or Parent’s strategic vision; and other risks and uncertainties pertaining to Icosavax’s business, including the risks and uncertainties detailed in Icosavax’s public periodic filings with the SEC, as well as the tender offer materials to be filed by AstraZeneca, Parent and Merger Sub and the Solicitation/Recommendation Statement to be filed by Icosavax in connection with the tender offer.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Icosavax undertakes no obligation to revise or update these statements to reflect events or circumstances after the date hereof, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of December 11, 2023, by and among AstraZeneca Finance and Holdings Inc., Isochrone Merger Sub Inc. and Icosavax, Inc.

99.1	Form of Tender and Support Agreement.

99.2	Press Release of Icosavax, Inc., dated December 11, 2023 (regarding interim study results).

99.3	Press Release of Icosavax, Inc., dated December 11, 2023 (regarding Merger Agreement).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted annexes and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2023

ICOSAVAX, INC.

By:	/s/ Thomas Russo
Name:	Thomas Russo
Title:	Chief Financial Officer